Exhibit 10.8

Lease Agreement

Party A (Lessor) Shenzhen Nanhang Electronics Industry Limited Company

Business license No. /ID Card No.: 91 4403 0019 2194 70XF

Contact person and contact number: Mr. Weng      0755-26006678

Party B (Lessee): Shenzhen Xinsheng Technology Co., Ltd.

Business license No. /ID Card No.: 91 4403 00MA 5DR6 KY7F

Contact and Contact Tel     Required items: Zhan Xiaobin      136-0017-8572

According to the Contract Law of the People’s Republic of China and the relevant laws and regulations, on the basis of equality and voluntariness, both parties have reached an agreement on the leasing matters stipulated in this agreement and concluded this contract.

I. Leased property:

Party A leases Room 10C 10th Floor, Tulou Building, Avionics Engineering R&D Building, No. 7 Langshan Road, Gaoxin North District, Nanshan District, with a construction area of 337.48m2 to Party B for use.

II. Premises use: Office

III. Lease term:

The lease term is: From October 1, 2020 to September 30, 2025.

IV. The standard and method of collecting rent:

1. The rental details are as follows

Lease commencement date	Deadline	Unit price of rent (Yuan)	Progressive increase	Monthly Rent (Yuan)
October 1, 2020	September 30, 2021	100	0%	33,748.00
October 1, 2021	September 30, 2022	104	4%	35,097.92
October 1, 2022	September 30, 2023	108.16	4%	36,501.84
October 1, 2023	September 30, 2024	112.49	4%	37,963.13
October 1, 2024	September 30, 2025	116.99	4%	39,481.79

2. Rental deposit

None

3. The bank account details are as follows:

Rent collection unit: Shenzhen Nanhang Electronics Industry Limited Company

Opening bank: Industrial and Commercial Bank of China Shenzhen Nanshan Sub-branch

Account No.: 4000 0203 0900 4301 473

4. Party B shall pay the monthly rent to Party A before the [5] day of each month. Overdue payment shall be paid to Party A at the rate of 5/1000 per day.

5. Party B shall pay off the monthly rent and the unpaid rental deposit within 5 working days after the signing of this contract. After all the payment is received, this contract will take effect.

6. If Party B fails to pay the rent for one month overdue, Party A has the right to take back the house, terminate the contract, and collect the arrears.

7. If Party B also proposes to terminate the contract during the effective period of the contract, it shall notify Party A in writing two months in advance, otherwise the rental deposit will not be returned.

8. If Party B needs to renew the lease, it shall notify Party A in writing two months in advance, and the two parties shall negotiate the lease price and other renewal matters and sign a new lease contract.

V. Notice on Leasing

1. Party B must earnestly abide by the relevant regulations of Party A, and shall not engage in illegal or criminal acts.

2. Party B shall not change the use nature of the Premise and main structure of the building. Without the written consent of Party A, Party B shall not sublet or sublet in disguised form. Once discovered, Party A has the right to take it back at any time. Without the consent of Party A, the original structure of the property shall not be changed. Otherwise, Party B shall be responsible for compensation and fined according to the seriousness of the case.

VI. Responsibilities of both parties

1. Party A is responsible for the maintenance management and sanitation cleaning of public facilities, Party B is responsible for the management maintenance of self-use facilities, and Party A provides paid services. The maintenance fee is discussed separately, and the replacement equipment shall be borne by Party B.

2. Upon expiration or termination of the contract, Party B shall move all its property, self-owned equipment and articles out of the property and return the property to Party A on the day of expiration or termination of the contract; Otherwise, Party A will charge the handling fee and dispose of the items by itself, and require Party B to pay for the loss during the period when the property is occupied and used. At the same time, Party B should repair the damaged part of the property. Doors, windows, glass, water and electricity should be in good condition, so that the property should be kept clean and tidy and in good condition. The right not to refund the corresponding rental deposit.

3. During the lease period, neither Party A nor Party B shall terminate the contract without reason. If Party A and Party B really need to terminate the contract due to special circumstances, they must notify the other party two months in advance.

VII. Supplementary Provisions

1. This contract is made in triplicate, two for Party A and one for Party B, each of which has the same legal effect.

2. This contract will take effect immediately once it is signed and sealed. In the event of a dispute, Party A and Party B should resolve it through friendly negotiation. If it cannot be resolved, it can be submitted to People’s Court of Nanshan District of Shenzhen for judgment according to law.

3. For the unsettled matter of the contract, both parties shall negotiate and solve it.

4. In case of government demolition or urban renewal by the developer, it shall not be deemed as a breach of contract by Party A, and Party B shall move out unconditionally within 7 days from the date of receipt of the written notice from Party A.

5. At the end of the contract period, under the same conditions, Party B has the priority to renew the contract.

Party A: Shenzhen Nanhang Electronics Industry Limited Company	Party B: Shenzhen Xinsheng Technology co., ltd

Party A’s representative:	Party A’s representative:

Contact Tel.:	Contact Tel.:

Signing date:	Signing date:

Shenzhen Nanhang Electronics Industry Limited Company (sealed)	Shenzhen Xinsheng Technology Co., Ltd. (sealed) MM/DD/YY

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